EXHIBIT 23




                               CONSENT OF KPMG LLP


The Board of Directors
General Mills, Inc.:

    We consent to incorporation by reference in the Registration Statements (Nos. 2-49637 and 333-76741) on Form S-3 and Registration Statements (Nos. 2-13460, 2-53523, 2-95574, 33-24504, 33-27628, 33-32059, 33-36892, 33-36893,
33-50337,  33-62729,  333-13089 and 333-32509,  333-65311 and 333-65313) on Form
S-8 of General Mills, Inc. of our reports dated June 28, 1999, relating to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 30, 1999 and May 31, 1998 and the related consolidated statements of earnings, stockholders' equity, cash flows and related financial statement schedule for each of the fiscal years in the three-year period ended May 30, 1999, which reports are included or incorporated by reference in the May 30, 1999 annual report on Form 10-K of General Mills, Inc.

    Our report covering the basic consolidated financial statements refers to changes in the method of accounting in fiscal 1997 for impairment of long-lived assets and for long-lived assets to be disposed of.



                                        /s/ KPMG LLP



Minneapolis, Minnesota
August 23, 1999